CENTENNIAL BANCORP

    NONSTATUTORY (NONQUALIFIED) STOCK OPTION AGREEMENT


EFFECTIVE DATE:   November 22, 1995

BETWEEN:          Centennial Bancorp, an Oregon
                  corporation               (the "Company")

AND:              Richard C. Williams      (the "Optionee")


     Pursuant to the Company's 1995 Stock Incentive Plan (the "Plan"), the Compensation Committee of the Board of Directors (the "Committee") has granted to the Optionee an option to purchase shares of the Company's Common Stock, $2 par value (the "Stock"), in the amount indicated below.

     NOW, THEREFORE, the parties agree as follows:

     1. GRANT; TERMS OF OPTION. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate of 60,000 shares of the Company's authorized but unissued Stock at a purchase price of $11.625 per share, this price being the fair market value of the shares as determined pursuant to the Plan on the date of the grant of the Option. It is the intent of the Committee that the Option be a nonstatutory (nonqualified) stock option and, therefore, not qualify as an "incentive stock option" under the tax laws. The Option is granted upon the following terms and conditions:

     (a) TERM OF OPTION. Subject to reductions in the Option term provided in subparagraphs (c) and (g) below, the Option shall continue in effect through November 21, 2015.

     (b) TIMING OF RIGHT TO EXERCISE. Except as provided in subparagraph (c) hereof, the Option may be exercised from time to time over the term of the Option by the purchase of shares in the following amounts:

          Prior to September 30, 1996: None

          On September 30, 1996: 20,000 shares

          On September 30, 1997: An additional 20,000 shares



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         On September 30, 1998:     The remaining 20,000
                                    shares subject to the
                                    Option

         If the Optionee does not purchase in any one year the full number of shares that he is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

     (c)  TERMINATION  OF  EMPLOYMENT.  Except as provided in this  subparagraph
          (c), the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a parent or subsidiary corporation of the Company and shall have so served continuously since the effective date of this Agreement. Vesting of the Option shall continue during approved absences or leaves (including an extended illness). If the employment of the Optionee with the Company or a parent or subsidiary corporation of the Company terminates by reason of the Optionee's death or disability, or is terminated by the Company without "cause" (as defined in the Employment Agreement between the Optionee and the Company, dated effective October 1, 1996 (the "Employment Agreement")), or is terminated by the Optionee with "good reason" (as defined in the Employment Agreement), or terminates at the end of the "Employment Period" (as defined in the Employment Agreement), the Option shall become fully exercisable as of the date of such termination, and the Option shall continue to be exercisable during the remainder of its term (subject to subparagraph (g) below). If the employment of the Optionee by the Company or a parent or subsidiary corporation of the Company terminates for any other reason, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. In such event, to the extent that the Option is not exercised within the three-month period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

     (d) CERTAIN TRANSFERS PERMITTED. The Option shall not be assignable or transferable by the Optionee, either voluntarily or by operation of law, except as follows: (i) by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death; (ii) pursuant to a qualified


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         domestic relations order; (iii) to members of the Optionee's  immediate family (i.e., children, grandchildren and spouse); (iv) to trusts for the benefit of such family members; and (v) to partnerships whose only partners are such family members. The Optionee understands and agrees that: (i) no consideration may be paid for the transfer of the Option; and (ii) the Option, after any permitted transfer, shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to its transfer and, upon the request of the
         Committee,   the  Optionee   will  obtain  from  the   transferee   the
         transferee's agreement in writing to be so bound. Once such conditions are satisfied, the Optionee may, at any time, effect a permitted transfer. After any permitted transfer, whenever the word "Optionee" is used in this Agreement under circumstances where the provision should logically be construed to apply to the transferee, the word "Optionee" shall be deemed to include such transferee.

     (e) MANNER OF EXERCISE. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Committee. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued.

     (f) WITHHOLDING OBLIGATIONS. The Optionee shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, pay to the Company any amounts necessary to satisfy applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand.

     (g) CHANGES IN CAPITAL STRUCTURE. Except as provided in the final sentence of this subparagraph (g), if the


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         outstanding  shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any
         reorganization,    merger,    consolidation,    plan    of    exchange,
         recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, in order that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability.

     2. CONDITIONS. The obligations of the Company under this Agreement shall be subject to: (i) the approval of such state or federal authorities or agencies as may have jurisdiction in the matter; and (ii) the approval of the Plan by the Company's shareholders. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws. The Option shall not be exercisable until the Plan has been approved by the Company's shareholders; and, if the Plan terminates as a result of failure to receive shareholder approval, the Option shall be null and void.

     3. LEGENDS. Certificates representing the shares subject to this Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.



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     4. CONTINUING RELATIONSHIP.  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any parent or subsidiary corporation of the Company or interfere in any way with the right of the Company or parent or subsidiary to terminate the Optionee's employment at any time for any reason.

     5. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

     6. THE PLAN. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control. The Optionee agrees to be bound by the rules and regulations for the administration of the Plan, as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan properly adopted by the Company's Board of Directors or by the Committee.

     7. NOTICES. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

     If to the Company:    Centennial Bancorp
                           675 Oak Street
                           Eugene, Oregon 97440
                           Attention: Chairman

     If to Optionee:       Richard C. Williams
                           2060 Graham Drive
                           Eugene, Oregon  97405

Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.



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     IN WITNESS WHEREOF,  the parties have executed this Agreement  effective as of the date stated above.

                           CENTENNIAL BANCORP



                           By  /s/Cordy H. Jensen
                             ---------------------------------
                             Cordy H. Jensen
                             Director and Secretary


                               /s/Richard C. Williams
                             ---------------------------------
                             Richard C. Williams
                             Address:  2060 Graham Drive
                                       Eugene, Oregon  97405